                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported): June 9, 1998 (January 8, 1997)



                           TEXAS EQUIPMENT CORPORATION
             (Exact name of Registrant as specified in its charter)


          Nevada                     000-21813                 62-1459870

(State or other jurisdiction      (Commission File            (IRS Employer
     of incorporation)                Number)             Identification Number)

                      1305 Hobbs Hwy, Seminole, Texas 79360
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (915) 758-3643

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 8, 1997, Texas Equipment Corporation (the "Company") entered into and consummated an Agreement to Purchase two John Deere & Company ("Deere") agricultural dealerships from J&H Equipment Company. The acquisition is the result of the Company's desire to create a network of Deere agricultural dealerships in West Texas. In addition, to more efficient operations, the Company believes that its customers will be better served with a network of Deere Dealerships in this area.

         The terms of the acquisition, which included the buildings, land, equipment and inventory of the two stores for approximately $2,400,000, was cash of $945,000, a note for $258,000 and the assumption of indebtedness due Deere of $1,197,000.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)       Financial Statements, Pro Forma Financial Statements and
                   Exhibits.

                     1. Audited Financial Statements for the two years ended
                        December 31, 1996 and 1995.

                     2. Pro Forma Financial Information.


         (b)       Exhibits.

                   EX-2  Agreement of Sale




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             TEXAS EQUIPMENT CORPORATION AND J & H EQUIPMENT COMPANY
                               UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS





The accompanying pro forma consolidated financial statements have been prepared to show the effects of the acquisition of J&H Equipment Company ("J&H") assets and liabilities assumed ("acquisition") by Texas Equipment Corporation (the "Company").

The following unaudited consolidated balance sheet presents the combined financial position of the Company at December 31, 1996, as if the acquisition of "J&H" had occurred on December 31, 1996, adjusted for the assets acquired and liabilities assumed pursuant to the terms of the acquisition agreement.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 reflects the combined results of the Company for its fiscal year ended December 31, 1996 and J&H for the year December 31, 1996, as if the acquisition had occurred on January 1, 1996, adjusted to reflect interest on the acquisition debt, income taxes imputed and depreciation.

The unaudited pro forma consolidated statement of operations does not necessarily represent actual results that would have been achieved had the companies been together as of January 1, 1996, nor may it be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's and J&H's historical financial statements and notes thereto.

                  TEXAS EQUIPMENT CORPORATION AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996



                                     TEXAS         J&H                    Pro-Forma
                                   EQUIPMENT    EQUIPMENT                Adjustments               Consolidated
                                     CORP.       COMPANY
                                     1996         1996             Dr.                  Cr.            1996
                                     ----         ----             ---                  ---            ----
Current assets
    Cash and cash equivalents    $ 2,661,058   $   38,290                   (1)      $   38,290
                                                                            (2)         945,162    $ 1,715,896

    Accounts receivable, net         872,815      356,113                   (1)         238,879        990,049
    Contract in transit                           823,516                   (1)         823,516            --
    Other receivables                204,649                                                           204,649
    Inventories                    5,380,188    5,192,345                   (1)       1,546,831      9,025,702
    Prepaid expenses                  12,500                                                            12,500
                                 -----------   ----------                                          -----------
         Total current assets      9,131,210    6,410,264                                           11,948,796
                                 -----------   ----------                                          -----------


Property and equipment, net        1,244,442      386,872  (2)    741,129                            2,372,443
Finance receivables                  731,028       54,782                   (1)          54,782        731,028
Receivables from officer             215,810                                                           215,810
Goodwill, net                        136,667                                                           136,667
Other assets                         153,101      275,418                   (1)         275,418        153,101
                                 -----------   ----------                                          -----------
         Total assets            $11,612,258   $7,127,336                                          $15,557,845
                                 ===========   ==========                                          ===========



                      Liabilities and Stockholders' equity
Current liabilities
    Floor plan payables            2,190,355    4,752,560  (1)  1,005,473                            4,937,442
    Accounts payable                 437,564       32,960  (1)     32,960                              437,564
    Accrued liabilities              102,271        1,257  (1)      1,257                              102,271
    Notes payable                    300,000          --                    (2)         258,500        558,500
    Customer deposits                 79,500       10,372  (1)     10,372                               79,500
    Income tax liabilities           810,800          --                                               810,800
    Current maturities of
      long-term debt                 396,022      320,715  (1)    320,715                              396,022
                                 -----------   ----------                                          -----------
         Total current
           liabilities             4,316,512    5,117,864                                            7,322,099
                                 -----------   ----------                                          -----------

Long-term debt, net of
  current maturities               1,005,762      175,161  (1)    175,161   (2)         940,000      1,945,762

Deferred tax liabilities             107,200                                                           107,200

Stockholders' equity
    Partners' capital                           1,834,311  (1)  1,160,968
                                                           (2)    673,343                                  --
    Common stock, $001, par
      value, authorized
      50,000,000 issued and
      outstanding 24,547,808
      and 24,799,808                  24,798                                                            24,798
    Paid in capital                2,534,859                                                         2,534,859
    Retained earnings              3,623,127                                                         3,623,127
                                 -----------   ----------                                          -----------
         Total stockholders'
           equity                  6,182,784    1,834,811                                            6,182,784
                                 -----------   ----------                                          -----------

         Total liabilities
           and stockholders'
           equity                $11,612,258   $7,127,336                                          $15,557,845
                                 ===========   ==========                                          ===========

             TEXAS EQUIPMENT CORPORATION AND J & H EQUIPMENT COMPANY
                               UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS




                                              Year Ended
                                            December 31, 1996            Pro-Forma Adjustments
                                                                                                      Adjusted
                                           TEC             J&H                Dr.        Cr.         Pro-Forma
Revenues                              $ 28,094,196    $ 17,483,100                                 $ 45,577,296

Cost of sales                           24,001,389      15,328,218                                   39,329,607
                                      ------------    ------------                                -------------

Gross profit                             4,092,807       2,154,882                                    6,247,689

Selling, general and administrative
  expenses                               2,871,729       1,783,440   (3)    27,140                    4,682,309
                                      ------------    ------------                               --------------
Income from operations                   1,221,078         371,442                                    1,565,380

Other income (expense)
      Interest income                      175,465          31,071                                      206,536
Gain on sale of assets                                         823                                          823
Interest expense                          (127,151)        (66,595)  (2)    25,800                     (219,546)
Other income                                38,756           6,156                                       44,912
                                      ------------    ------------                               --------------

Income from continuing operation
  before taxes                           1,308,148         342,897                                    1,598,105

Income tax expense                         425,033                   (1)   110,000                      535,033
                                      ------------    ------------                               --------------

Income from continuing operations          883,115         342,897                                    1,063,072

Discontinued operations
      Loss on discontinued
        operations                        (146,764)                                                    (146,764)
                                      ------------    ------------                               --------------

Net income                            $    736,351    $    342,897                               $      916,308
                                      ============    ============                               ==============

Net income per share
      Basic
      Continuing operations                                                                      $         0.06
      Discontinued operations                                                                             (0.01)
                                                                                                 --------------
          Total                                                                                  $         0.05
                                                                                                 ==============

      Diluted
      Continuing operations                                                                      $         0.05
      Discontinued operations                                                                             (0.01)
                                                                                                 --------------
          Total                                                                                  $         0.04
                                                                                                 ==============

Number of shares used in computation
      Basic                                                                                          19,499,936
                                                                                                 --------------
      Diluted                                                                                        19,531,186
                                                                                                 ==============


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             TEXAS EQUIPMENT CORPORATION AND J & H EQUIPMENT COMPANY
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS






On January 8, 1997, the Company purchased the assets (building, land, equipment and inventory) of J&H for $2,400,000. The $2,400,000 was paid with cash, a $258,000 note to the seller bearing interest at 10% due on demand and the assumption of indebtedness due to John Deere.

The acquisition has been accounted for under the purchase method of accounting with the purchase price being allocated to the assets acquired.

(A) The following pro-forma adjustments are included in the accompanying unaudited pro-forma consolidated balance sheet as of December 31, 1996 which has been prepared to reflect the January 8, 1997 acquisition as if it had occurred on December 31, 1996:

         1.) To eliminate assets not acquired, liabilities not assumed and partners' capital.

         2.) Record cash paid, note assumed, debt incurred, and increase in property and equipment acquired due to the purchase agreement.

(B) The following pro-forma adjustments are included in the accompanying unaudited pro-forma consolidated statement of operations for the year ended December 31, 1996 which has been prepared to reflect the January 8, 1997 acquisition as if it had occurred on January 1, 1996:

         1.) Impute federal and state income taxes as if J&H was a C Corp.
             verses a partnership. An average tax rate of 38% was utilized net of the benefit of items 2 & 3 below.

         2.) Record interest expense on note payable to seller at 10%.

         3.) Record additional depreciation expense on the stepped up basis in assets acquired.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 8, 1998

                                     TEXAS EQUIPMENT CORPORATION

                                     By: /s/ Paul J. Condit
                                        ----------------------------------------
                                         Paul J. Condit
                                         President and Chief Executive Officer

                               INDEX TO EXHIBITS


EXHIBIT
 NUMBER             DESCRIPTION
-------             -----------

EX-2                Agreement of Sale